UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2009
TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)
(217) 228-6011
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Purchase Agreement
     On December 15, 2009, Titan International, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the initial purchasers named in Schedule A thereto (the “Initial Purchasers”) for whom Goldman Sachs & Co. acted as representative, to issue and sell $150 million aggregate principal amount of its 5.625% Convertible Senior Subordinated Notes due 2017 (the “Notes”) to the Initial Purchasers for resale to certain qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to other investors pursuant to another applicable exemption from registration. The Company also granted the Initial Purchasers an option to purchase up to an additional $22.5 million aggregate principal amount of Notes solely to cover over-allotments, which option was exercised in full on December 16, 2009.
     On December 21, 2009, the Company issued $172.5 million aggregate principal amount of the Notes. The Company estimates that the net proceeds from the offering of the Notes will be approximately $166.1 million, after payment of the Initial Purchasers’ discounts and offering expenses. In connection with the offering of the Notes, the Company intends to use the net proceeds of the offering for general corporate purposes, including financing potential future acquisitions and repayment of existing debt obligations.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10 and incorporated herein by reference.
Indenture and the Notes
     The Notes are governed by an indenture, dated as of December 21, 2009 (the “Indenture”), between the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. The Notes bear interest at a rate of 5.625% per annum, payable semiannually in cash in arrears on July 15 and January 15 of each year, beginning July 15, 2010. The Notes mature on January 15, 2017, unless earlier converted, as described below. The Notes and the guarantees thereof are general unsecured and subordinated obligations of the Company and the Guarantors, respectively.
     Each $1,000 principal amount of the Notes is convertible at the holder’s option until the close of business on the second trading day immediately preceding the scheduled maturity date of the Notes, at an initial base conversion rate of 93.0016 shares of common stock per $1,000 in principal amount of the Notes (which is equivalent to an initial base conversion price of approximately $10.75 per share), subject to certain adjustments as set forth in the Indenture. If the price of Titan common stock at the time of determination exceeds the base conversion price, the base conversion rate will be increased by an additional number of shares (up to 9.3002 shares of Titan common stock per $1,000 principal amount of Notes) as determined pursuant to a formula described in the Indenture. The base conversion rate will be subject to adjustment in certain events.
     Holders who convert their Notes in connection with a Make Whole Adjustment Event (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. Upon conversion, for each $1,000 principal amount of the Notes, a holder will receive cash, shares of the Company’s common stock (the “Common Stock”) or a combination thereof, at the Company’s election, as set forth in the Indenture.
     The Notes may be redeemed by the Company in whole or in part at a specified redemption price on or after January 20, 2014 if the closing sale price of our Common Stock exceeds 130% of the base conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice.
     The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of the Notes together with any accrued and unpaid interest thereon to be immediately due and payable. In the case of an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a material subsidiary, the entire principal amount of the Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.
          The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and Form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
     The Purchase Agreement, Indenture, and Form of Note (collectively, the “Transaction Documents”) have been included to provide investors and security holders with information regarding the terms of the transactions. The Transaction Documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Transaction Documents and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, please note that certain representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts and may be subject to a contractual standard of materiality different from that generally applicable to investors and security holders.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     The information regarding the creation of a direct financial obligation in Item 1.01 above is incorporated herein by reference.
Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     On December 21, 2009, the Company issued $172.5 million aggregate principal amount of the Notes. The offer and sale of the Notes to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The Initial Purchasers then offered for resale the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to other investors pursuant to another applicable exemption from registration. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. Additional information is provided in Item 1.01 above and is incorporated herein by reference.
Item 8.01 OTHER EVENTS
     On December 21, 2009, the Company issued a press release announcing the closing of its offering of $172.5 million in principal amount of 5.625% Convertible Senior Subordinated Notes due 2017 (the “Notes”), which included the exercise in full of the Initial Purchasers’ option to purchase $22.5 million aggregate principal amount of additional Notes, solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
4.1	Indenture related to the 5.625% Convertible Senior Subordinated Notes due 2017, dated as of December 21, 2009, between Titan International, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Form of 5.625% Convertible Senior Subordinated Notes due 2017 (included in Exhibit 4.1).

10	Purchase Agreement dated as of December 15, 2009, between Titan International, Inc. and Goldman Sachs & Co., as representative for the Initial Purchasers listed in Schedule A therein.

99	Titan International, Inc.’s press release dated December 21, 2009, announcing the closing of its private placement of Convertible Senior Subordinated Notes due 2017.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)
Date: December 21, 2009	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture related to the 5.625% Convertible Senior Subordinated Notes due 2017, dated as of December 21, 2009, between Titan International, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Form of 5.625% Convertible Senior Subordinated Notes due 2017 (included in Exhibit 4.1).

10	Purchase Agreement dated as of December 15, 2009, between Titan International, Inc. and Goldman Sachs & Co., as representative for the Initial Purchasers listed in Schedule A therein.

99	Titan International, Inc.’s press release dated December 21, 2009, announcing the closing of its private placement of Convertible Senior Subordinated Notes due 2017.